TeleCommunication Systems Reports Record Third Quarter 2008 Results

ANNAPOLIS, MD -- 10/30/2008 -- TeleCommunication Systems, Inc. (TCS) (NASDAQ: TSYS), a leading provider of mission-critical wireless communications, reported results for the third quarter ended September 30, 2008.

Third Quarter 2008 Results

--  Revenue was a record $56.5 million, an increase of 29% from $43.9 million in the previous quarter and up 50% from $37.6 million in the third quarter of 2007. This represents the company's third consecutive quarter of record revenue.

--  GAAP net income was $2.8 million or $0.06 per diluted share, compared to GAAP net income (excluding an $8.0 million gain from a second quarter patent sale) of $3.9 million or $0.09 per diluted share in the previous quarter, and $1.8 million or $0.04 per diluted share in the third quarter of 2007.

--  EBITDA (Earnings before Interest, Taxes, Depreciation and
    Amortization, including non-cash stock-based compensation) for the quarter was $5.9 million or $0.12 per diluted share. This compares to $7.2 million or $0.16 per diluted share in the previous quarter (excluding the gain from the patent sale), and $4.8 million or $0.11 per diluted share in the same year-ago quarter. (See important discussion about the presentation of
    EBITDA, below.)

"This was our third consecutive quarter of record revenue, driven principally by higher revenue from our deployable satcom systems business," said Maurice B. Tosé, chairman, president and CEO of TCS. "We continued to realize solid returns from our long term investments in developing highly reliable communications technology, and we expect to see continued momentum into 2009."

"We are encouraged that the markets upon which we have chosen to focus -- secure satcom systems, text messaging, and public safety call routing -- do not appear to be adversely affected by today's turbulent financial events," continued Tosé. "These segments have scaled to produce growing visibility and backlog, with our total backlog at quarter-end at $450 million. Based on current orders and this backlog, we expect to meet or exceed the full year 2008 earnings guidance we revised upward after the end of the second quarter."

Third Quarter 2008 Operating Highlights

--  Commercial Segment:

    --  TCS software was used in the delivery of a record 80 billion text messages across the U.S. during the first six months of 2008, equaling the total messages sent by TCS in all of 2007.

    --  Short Message Service Center (SMSC) solution was enhanced to enable wireless carriers to deliver text messaging control features to their customers. These new features provide end users with the ability to manage both individual and family plans to best fit their unique requirements. U.S. wireless carriers are now
        introducing this solution to their customers.

--  Government Segment:

    --  U.S. Army awarded TCS a delivery order contract with a potential value of $246 million for deployable satcom systems-related deliverables over several years. TCS will deliver a full range of deployable satellite solutions based upon the company's highly reliable SwiftLink® deployable communications product line.
        During the quarter, the company received shipment orders based on
        $23.4 million of funding for systems under this contract.

    --  Received shipment orders from the U.S. Marine Corps based on
        $18.0 million of additional funding to provide Wireless
        Point-to-Point Link (WPPL) systems for troops deployed overseas.

    --  Received shipment orders from the U.S. Army based on $5.4 million of additional funding for satellite communications equipment and services to support Military Transition Teams (MiTTs).

    --  Awarded $8.3 million contract to provide a major Department of
        Defense (DoD) Command with communications professional services.
        The delivery of these professional services will be over the four quarters ending in July 2009.

--  Intellectual property:

    During the quarter, TCS was issued seven patents, the most it has received in any one quarter which brought the total patent portfolio to 65 patents and 199 patent applications in the U.S. and abroad. The company continued efforts to monetize its patents as well as use them to position the company for competitive advantages.

Financial Highlights

Revenue and Gross Profit from continuing operations for the third quarter of 2008 as compared to the third quarter of 2007 (unaudited):

                            Three months ended September 30
             -------------------------------------------------------------
                     2008                 2007            Incr. (Decr.)
             -------------------  -------------------  --------------------
             Coml.  Govt.  Total  Coml.  Govt.  Total  Coml.  Govt.  Total
             -----  -----  -----  -----  -----  -----  ------ ------ ------
Revenue
 ($millions)
  Services   $15.7  $ 9.2  $24.9  $15.0  $ 7.0  $22.0  $  0.7 $  2.2 $  2.9
  Systems      7.0   24.6   31.6    4.4   11.2   15.6     2.6   13.4   16.0
             -----  -----  -----  -----  -----  -----  ------ ------ ------
    Total
     revenue $22.7  $33.8  $56.5  $19.4  $18.2  $37.6  $  3.3 $ 15.6 $ 18.9
             =====  =====  =====  =====  =====  =====  ====== ====== ======

Gross profit
 ($millions)
  Gross
   profit-
   services  $ 7.6  $ 1.9  $ 9.5  $ 7.6  $ 1.6  $ 9.2  $    - $  0.3 $  0.3
      As %
       of rev   48%    21%    38%    51%    23%    42%
  Gross
   profit-
   systems     4.5    3.5    8.0    3.3    1.7    5.0     1.2    1.8    3.0
      As %
       of rev   64%    14%    25%    75%    15%    32%
             -----  -----  -----  -----  -----  -----  ------ ------ ------
    Total
     Gross
     Profit  $12.1  $ 5.4  $17.5  $10.9  $ 3.3  $14.2  $  1.2 $  2.1 $  3.3
             =====  =====  =====  =====  =====  =====  ====== ====== ======
      As %
       of rev   53%    16%    31%    56%    18%    38%

(Gross Profit = revenue minus direct cost of revenue, including amortization of software development costs and related non-cash stock-based compensation.)

Commercial Segment Revenue and Gross Profit

Commercial segment gross profit for the third quarter of 2008 was $12.1 million, up 11% from $10.9 million of gross profit in Q3 2007, on a 17% increase in revenue. The commercial segment gross profit was 53% of revenue in the third quarter of 2008, versus 56% in the same year-ago period, reflecting the expected mix of less high-margin systems license revenue in Q3 2008.

Government Revenue and Gross Profit

Gross profit from government customers of $5.4 million in the third quarter of 2008 was a 64% increase over the third quarter of 2007. Revenue for the quarter was $33.8 million, up from $18.2 million or 86% from the same year-ago quarter. The average gross margin on government segment revenue for the quarter was 16%, versus 18% in the third quarter last year, reflecting inclusion of more high-volume system sales in this year's mix.

Operating Costs and Expenses

Third quarter 2008 R&D expense was $3.8 million, down $0.1 million or 3% from the previous quarter and up $0.5 million or 15% from the third quarter of 2007. R&D emphasis in the third quarter was on Voice over IP public safety technology, wireless location-based-service platform and applications technology, and continuing improvement of the company's messaging and secure satcom deliverables.

Sales and marketing expense in Q3 2008 was $3.1 million, a decrease of $0.5 million or 14% from the previous quarter and an increase of $0.4 million or 15% from the same quarter in 2007. The increase from the same year-ago quarter is due to the timing of trade shows and promotions.

General and administrative expenses in the third quarter of 2008 were $6.1 million, up $0.1 million or 2% from the previous quarter and up $1.4 million or 30% from Q3 2007. The increase from the same quarter last year is due primarily to an allocated charge for variable compensation.

Total non-cash charges to operating profit were $3.0 million in the third quarter, of which $2.1 million was depreciation and amortization and $0.9 million was non-cash stock-based compensation expense.

Operating Profit and Net Income

Income from operations was $2.9 million for the third quarter, up from $1.9 million a year ago. Net interest, financing expense and tax provision for the quarter was $0.2 million, about the same as the third quarter of 2007. Net income for the third quarter was $2.8 million up from $1.8 million a year ago.

Liquidity and Capital Resources

At the end of the third quarter, the company had $38.7 million of cash and equivalents, up $10.5 million from $28.2 million at the beginning of the quarter. Total debt was $12.1 million, down from $12.3 million at the end of the second quarter. Funds were generated in the third quarter from $5.9 million in EBITDA, $3.2 million from stock option exercises, about $3.0 million decrease in working capital, and $0.9 million from new lease financing of fixed assets. Funds were used during the quarter for $1.4 million of capital expenditures (including software development), and $1.1 million for debt repayment. Unused availability under credit facilities was $18.0 million at quarter end, which is based on billed receivables levels at quarter end.

Litigation and Claims

TCS continues to pursue a patent litigation case against Sybase as part of ongoing efforts to monetize its intellectual property portfolio. A jury has issued a verdict in favor of TCS for about $10 million for past infringement, subject to post-trial motions and settlement efforts. While significant legal expenses have been paid in connection with ongoing patent litigation, no related revenue has been recorded pending the outcome of appeals and possible settlement.

Backlog

                                                 New
                                    6/30/2008   Orders  Revenue   9/30/2008
                                    --------- --------- --------  ---------
    Funded Contract Backlog ($mil)
                        Commercial  $    78.4 $    12.8 $  (22.7) $    68.5
                        Government  $    37.0 $    83.8 $  (33.8) $    87.0
                                    --------- --------- --------  ---------
    Total Funded Contract  Backlog  $   115.4 $    96.6 $  (56.5) $   155.5
                  Customer Options  $    90.8 $   203.5 $      -  $   294.3
                                    --------- --------- --------  ---------
                     Total Backlog  $   206.2 $   300.0 $  (56.5) $   449.7
                                    ========= ========= ========  =========

Funded contract backlog represents contracts for which fiscal year funding has been appropriated by TCS customers (mainly federal agencies), and for the company's hosted services is computed by multiplying the most recent month's recurring revenue times the remaining months under existing long-term agreements, which the company believes is the best available information for anticipating revenue under those agreements. Total backlog, as is typically measured by government contractors, includes orders covering optional periods of service and/or deliverables, but for which budgetary funding may not yet have been approved.

About the Presentation of EBITDA

EBITDA (from continuing operations) is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of our liquidity. The company defines EBITDA as net income/(loss) before depreciation; amortization of non-cash stock-based compensation; amortization of software development costs, property and equipment and other intangibles; and interest expense and other non-cash financing costs. Other companies (including our competitors) may define EBITDA differently. The company presents EBITDA because we believe it to be an important supplemental measure of our performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of TCS nor is it intended to be predictive of potential future results. Investors should not consider EBITDA in isolation, or as a substitute for analysis of our results as reported under GAAP. See "GAAP to non-GAAP Reconciliation" below for further information on our non-GAAP measure. Shares used in the calculation of GAAP diluted earnings per share are the same as the shares used in the calculation of diluted adjusted operating income/(loss) per share except when the company reports a GAAP loss.

                                                         Three months ended
GAAP to non-GAAP Reconciliation                             September 30
                                                         -------- --------
  (amounts in thousands)                                   2008     2007
                                                         -------- --------
Consolidated Statement of Operations Reconciliation         (unaudited)

Net income on a GAAP basis                               $  2,757 $  1,770
  Depreciation and amortization of property and
   equipment                                                1,474    1,497
  Amortization of stock-based compensation                    900    1,000
  Amortization of software development costs                  560      396
  Amortization of acquired intangible assets                   37       37
  Interest, financing, and other costs                         61      174
  Provision for income taxes                                  114        -
  Income (loss) from discontinued operations                    -       54
                                                         -------- --------
EBITDA from continuing operations                        $  5,903 $  4,820
                                                         ======== ========

Consolidated Statement of Operations Reconciliation per
 Share-Diluted
Net Income (loss) per share on a GAAP basis              $   0.06 $   0.04
  Depreciation and amortization of property and
   equipment                                                 0.03     0.03
  Amortization of stock-based compensation                   0.02     0.02
  Amortization of software development costs                 0.01     0.01
  Amortization of acquired intangible assets                 0.00     0.00
  Interest, financing, and other costs                       0.00     0.00
  Provision for income taxes                                 0.00        -
  Loss from discontinued operations                             -    (0.00)
                                                         -------- --------
EBITDA from continuing operations                        $   0.12 $   0.11
                                                         ======== ========

Shares used in calculation - Diluted                       49,218   44,792
                                                         -------- --------

Conference Call

TCS will hold a conference call later today (Thursday, October 30, 2008) to discuss these third quarter 2008 financial results. The company's chairman, president and CEO, Maurice B. Tosé, and senior vice president and CFO, Tom Brandt, will host the call starting at 5:00 PM Eastern Time. A question and answer session will follow management's presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, ask for the TeleCommunication Systems conference call and provide the conference ID:

   Dial-In Number: 1-800-862-9098
   International: 1-785-424-1051
   Conference ID #: 7TELECOM

The conference call will be broadcasted simultaneously on the company's Web site at www.telecomsys.com. For the webcast, please go to the web site at least 15 minutes early to register, download, and install any necessary audio software. If you have any difficulty connecting with the conference call or webcast, please contact the Liolios Group at 949-574-3860.

A replay of the call will be available after 8:00 p.m. on the same day and until November 30, 2008:

   Toll-free replay number: 1-800-695-0395
   International replay number: 1-402-220-1388
   (No password required)

About TeleCommunication Systems, Inc.

TeleCommunication Systems, Inc. (TCS) engineers and delivers highly reliable wireless communications technology. TCS is a leader in wireless text messaging and location-based technology, including E9-1-1 services and commercial applications like navigation that use the precise location of a wireless device, and secure satellite-based communications systems and services. Customers include leading wireless and VoIP carriers around the world, cable MSOs, automotive telematics vendors, and agencies of the U.S. Departments of Defense, State, and Homeland Security. TCS is one of six primary vendors on a $5 billion Army Worldwide Satellite Systems Contract vehicle. For more information, visit www.telecomsys.com.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are based upon TCS' current expectations and assumptions that are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, "believe," "expect,'' "intend," "anticipate,'' and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to statements about (a) our long term investments and our expectation about continued profitability in 2009; (b) our current orders and backlog, (c) our anticipated earnings for the full year 2009; (d) our ability to successfully obtain additional orders or contracts and additional funding on existing contracts; (e) the unused availability under our credit lines; (f) our outlook for year-over-year growth in revenue and profitability; and (g) our belief that TCS will deliver a fully range of satellite solutions to the U.S. Army, and (h) our efforts to monetize intellectual property.

Additional risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission (SEC). These include without limitation risks and uncertainties relating to the Company's financial results and the ability of the Company to (i) sustain profitability, (ii) continue to rely on its customers and other third parties to provide additional products and services that create a demand for its products and services, (iii) conduct its business in foreign countries, (iv) develop software and provide services without any errors or defects, (vii) protect its intellectual property rights, and (viii) implement its sales and marketing strategy. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information in this press release, whether as a result of new information, future events or circumstances, or otherwise.

                      TeleCommunication Systems, Inc.
                  Consolidated Statements of Operations
              (amounts in thousands, except per share data)

                                 Three months ended     Nine months ended
                                    September 30,         September 30,
                                --------------------  --------------------
                                  2008       2007       2008       2007
                                ---------  ---------  ---------  ---------
                                    (unaudited)           (unaudited)
Revenue
  Services                      $  24,902  $  22,049  $  72,002  $  65,552
  Systems                          31,629     15,586     68,853     41,538
                                ---------  ---------  ---------  ---------
      Total revenue                56,531     37,635    140,855    107,090
Direct costs of revenue
  Direct cost of services
   revenue                         15,486     12,889     43,323     39,487
  Direct cost of systems           23,588     10,608     41,299     28,489
                                ---------  ---------  ---------  ---------
      Total direct cost of
       revenue                     39,074     23,497     84,622     67,976
  Services gross profit             9,416      9,160     28,679     26,065
    As a % of revenue                  38%        42%        40%        40%
  Systems gross profit              8,041      4,978     27,554     13,049
    As a % of revenue                  25%        32%        40%        31%
                                ---------  ---------  ---------  ---------
      Total gross profit           17,457     14,138     56,233     39,114
        Total gross profit as a
         % of revenue                  31%        38%        40%        37%
Operating costs and expenses
  Research and development
   expense                          3,815      3,329     11,838      9,700
  Sales and marketing expense       3,128      2,729      9,822      9,049
  General and administrative
   expense                          6,071      4,656     17,386     14,808
  Depreciation and amortization
   of property and equipment        1,474      1,497      4,470      4,721
  Amortization of acquired
   intangible assets                   37         37        111        111
                                ---------  ---------  ---------  ---------
    Total operating costs and
     expenses                      14,525     12,248     43,627     38,389
                                ---------  ---------  ---------  ---------
Income from operations before
 gain on sale of patent             2,932      1,890     12,606        725
  Gain(loss) on sale of patent          -          -      8,060          -
                                ---------  ---------  ---------  ---------
Income from operations              2,932      1,890     20,666        725
Cash interest expense                (205)      (328)      (734)    (1,432)
Amortization of debt discount
 and debt issuance expenses           (27)       (23)      (173)      (676)
Write-off of unamortized debt
 discount                               -          -          -     (2,458)
Other income/(expense), net           171        177       (105)       330
                                ---------  ---------  ---------  ---------
Income from continuing
 operations before income taxes     2,871      1,716     19,654     (3,511)
Provision for income taxes           (114)         -       (314)         -
                                ---------  ---------  ---------  ---------
Income from continuing
 operations                         2,757      1,716     19,340     (3,511)
Loss from discontinued
 operations                             -         54          -       (215)
                                ---------  ---------  ---------  ---------
Net income (loss)               $   2,757  $   1,770  $  19,340  $  (3,726)
                                =========  =========  =========  =========
Income/(loss) per share- basic
  Income per share from
   continuing operations        $    0.06  $    0.04  $    0.45  $   (0.08)
  Loss from discontinued
   operations                           -       0.00          -      (0.01)
                                ---------  ---------  ---------  ---------
Net income/(loss) per
 share- basic                   $    0.06  $    0.04  $    0.45  $   (0.09)
                                =========  =========  =========  =========
Income/(loss) per share-
 diluted
  Income per share from
   continuing operations        $    0.06  $    0.04  $    0.42  $   (0.08)
  Loss from discontinued
   operations                           -       0.00          -      (0.01)
                                ---------  ---------  ---------  ---------
Net income/(loss) per
 share- diluted                 $    0.06  $    0.04  $    0.42  $   (0.09)
                                =========  =========  =========  =========
Weighted average shares
 outstanding- basic                43,312     41,814     42,693     41,210
                                =========  =========  =========  =========
Weighted average shares
 outstanding- diluted              49,218     44,792     46,223     41,210
                                =========  =========  =========  =========

                      TeleCommunication Systems, Inc.
                  Condensed Consolidated Balance Sheets
                          (amounts in thousands)

                                                September 30, December 31,
                                                    2008          2007
                                                ------------- -------------
                                                 (Unaudited)
Assets
  Current assets:
    Cash and cash equivalents                   $      38,676 $      15,955
    Accounts receivable, net                           26,391        20,424
    Unbilled receivables                               29,698        15,229
    Inventory                                           4,190         5,373
    Investment in marketable securities                   181           873
    Deferred costs and other current assets             4,597         3,688
    Note receivable from sale of discontinued
     operations                                         1,000         1,000
                                                ------------- -------------
        Total current assets                          104,733        62,542

  Property and equipment, net                          11,635        11,209
  Software development costs, net                       3,255         4,406
  Acquired intangible assets, net                         598           709
  Goodwill                                              1,813         1,813
  Other assets                                          1,221         1,445
                                                ------------- -------------
        Total assets                            $     123,255 $      82,124
                                                ============= =============

Liabilities and stockholders' equity
  Current liabilities:
    Accounts payable and accrued expenses       $      34,997 $      17,374
    Deferred revenue                                    4,709         4,685
    Current portion of capital leases and notes
     payable                                            3,798         5,444
                                                ------------- -------------
        Total current liabilities                      43,504        27,503

  Capital leases and notes payable, less
   current portion and net of debt discount             8,343        10,657

  Total stockholders' equity                           71,408        43,964
                                                ------------- -------------
        Total liabilities and stockholders'
         equity                                 $     123,255 $      82,124
                                                ============= =============

Company Contacts:

Tom Brandt
Senior Vice President and CFO
TeleCommunication Systems, Inc.
Tel 410-280-1001
tbrandt@telecomsys.com

Scott Liolios
Investor Relations
Liolios Group
Tel 949-574-3860
info@liolios.com